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                RIGHT OF FIRST REFUSAL AGREEMENT
                --------------------------------


          THIS AGREEMENT is dated as of September 30, 1991, among VALLEY WELDING SUPPLY CO., a West Virginia Corporation, having an office at 67 - 43rd Street, Wheeling, West Virginia ("VALLEY"); WEST RENTALS, INC., a West Virginia Corporation, having an office at 67 - 43rd Street, Wheeling, West Virginia ("WEST"); GARY E. WEST, (the "VALLEY SHAREHOLDER"); and PHYLLIS J. WEST (referred to herein with Gary E. West as the "WEST SHAREHOLDERS"); and UNION CARBIDE INDUSTRIAL GASES INC., a Delaware corporation with an office at 39 Ridgebury Road, Danbury, Connecticut 06817-0001 ("UCIG").

          Valley, West and Linde Gases of the Great Lakes, Inc. ("LINDE"), a wholly-owned subsidiary of UCIG, are parties to an Asset Purchase Agreement dated as of August ----, 1991, (the "PURCHASE AGREEMENT") pursuant to which, among other things, Valley and West are to acquire substantially all of the assets of Linde's retail and wholesale packaged gas business located in Western Pennsylvania ("BUSINESS"). The Valley Shareholders and the West Shareholders expect to benefit substantially from the transactions contemplated by the Purchase Agreement. It is a condition precedent to the obligations of Linde and UCIG to proceed with the transactions contemplated by the Purchase Agreement that Valley, West, the Valley Shareholders and the West Shareholders grant to UCIG certain Rights of First Refusal rights and Rights of First Discussion rights with respect to proposed future transfers of certain business and assets or stock of Valley and West. In order to induce UCIG to consummate the transactions contemplated by the


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Purchase Agreement, each of Valley, West, the Valley Shareholders and the West Shareholders have agreed to enter into this Agreement affording to UCIG certain rights of first refusal or first discussion.

          Capitalized terms used herein without definition are used with the meaning given to them in the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Representations and Warranties.  Valley, West,
               ------------------------------
the Valley Shareholders and the West Shareholders hereby jointly and severally represent and warrant to UCIG that:

               (a) Each of Valley and West is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power to enter into and perform this agreement; each of Valley and West has taken all corporate action necessary to authorize the execution and performance of this Agreement and the transactions contemplated hereby by it; the execution, delivery and performance of this Agreement by Valley and West does not violate any provisions of the respective charters or bylaws or any other agreement to which either is a party; and the Agreement is enforceable against each of Valley and West in accordance with its terms.

               (b) The execution, delivery and performance of this Agreement by Valley Shareholder and the West Shareholders does not violate any provision of any agreement to which either is a party.

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               (c)  Exhibit A attached hereto and made a part
                    ---------
hereof, correctly describes Valley's capitalization on the date hereof and correctly identify each subsidiary of Valley (Valley's authorized capital stock together with and additional shares of capital stock authorized after the date hereof being hereinafter referred to as the "VALLEY SHARES"). The Valley Shares issued and outstanding on the date hereof are owned beneficially and of record by the Valley Shareholder, as set forth in Exhibit A, and all
                                           ---------
such outstanding Valley Shares are validly issued, fully paid and nonassessable. No agreements of any type exist which provide for the issuance, sale, redemption, exchange or other transfer of Valley Shares.

               (d)  Exhibit B attached hereto and made a part
                    ---------
hereof, correctly describes West's capitalization on the date hereof and correctly identify each subsidiary of West (West's authorized capital stock together with and additional shares of capital stock authorized after the date hereof being hereinafter referred to as the "WEST SHARES"). The West Shares issued and outstanding on the date hereof are owned beneficially and of record by the West Shareholder, as set forth in Exhibit B, and all
                                         ---------
such outstanding West Shares are validly issued, fully paid and nonassessable. No agreements of any type exist which provide for the issuance, sale, redemption, exchange or other transfer of West Shares.

               (e)  The Valley Shareholder and the West
Shareholders have full power to enter into and perform this Agreement; this Agreement constitutes a valid and binding agreement

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of each of the Valley Shareholder and the West Shareholders enforceable against each in accordance with its terms. All of the Valley Shares and the West Shares are free of any liens, claims, encumbrances or rights of others under any redemption, option, shareholders or similar agreement.

          2.   Right of First Refusal.
               ----------------------

               (a) Valley, West, the Valley Shareholder and the West Shareholders hereby grant to UCIG a right of first refusal (the "RIGHT OF FIRST REFUSAL") with respect to any (A) proposed "transfer" (as hereinafter defined) of all or a material part of
(i) the Business and Assets acquired by Valley or West pursuant to the Purchase Agreement, (ii) any business operations, branches or assets opened or acquired after the date hereof by Valley, West, the Valley Shareholder, the West Shareholders or any entity owned or controlled by any of them, (iii) the Valley Shares, or (iv) the West Shares or (B) issuance, sale of grant, or agreement to issue, sell or grant, by Valley or West of any shares of this capital stock or any security exchangeable or convertible into shares of its capital stock or any options or acquire any such securities, which could result in a "Change in Control" (as hereinafter defined) of Valley or West. For purposes of this Agreement a "Change of Control" shall mean the Valley Shareholder or the West Shareholders ceasing to be the holders, beneficially and of record of 51% of the voting stock of Valley or West, as applicable.

          As used herein, the term "TRANSFER" means any sale, transfer, conveyance or other disposition, whether by sale of

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assets, sale of stock, merger, consolidation, reorganization, exchange or conversion of securities, gift or otherwise.

               (b) In the event of any proposed Transfer to which the Right of First Refusal applies, Valley, West, the Valley Shareholder or the West Shareholders, or any of them (individually or collectively "SELLER"), as the case may be, prior to any such Transfer, shall give UCIG prior written notice of each such proposed Transfer, which notice will (i) set forth the price and all the terms and conditions of such proposed transaction (including without limitation any collateral agreements by a party to this Agreement or any affiliate or associate of any such party, such as agreements for the sale and/or lease of property owned by others and used by Valley, West or a subsidiary thereof, covenant not to compete, etc.) and identify the proposed Transferee (the "PROSPECTIVE PURCHASER"); (ii) contain an offer on behalf of Seller to sell to UCIG the assets or securities which are the subject of the proposed Transfer and to enter into with UCIG any and all such collateral agreements, all upon the same terms and conditions, offered by Seller to the Prospective Purchaser, or offered by the Prospective Purchaser and accepted by Seller; (provided, however, that if the consideration proposed to be paid by the Prospective Purchaser is not payable all in cash, the offer to UCIG shall also afford UCIG an option to accept such offer by paying all cash to Seller in an amount which is the economic equivalent of the consideration proposed to be paid by such Prospective Purchaser or, if some portion of the non-cash consideration offered by the Prospective Purchaser does not have an ascertainable cash

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equivalent, by providing to Seller cash or other consideration acceptable to Seller which is the substantial economic equivalent of the non-cash or deferred consideration offered by the Prospective Purchaser); (iii) contain a true and complete copy of the offer to the Prospective Purchaser, or offer acceptable to Seller from Prospective Purchaser which offer must be bona fide;
(iv) contain a copy of all financial, business or other information and material furnished the Prospective Purchaser (or its representatives) by Seller; and (v) disclose the terms of each brokerage, sales consultant, finders and other similar arrangements applicable to the proposed Transfer (or any portion thereof).

               (c) UCIG shall have the right to accept such offer from Seller (hereinafter the "OFFER") by giving written notice thereof to the Seller at any time until ninety (90) days following the date Seller furnished the notice required to be delivered to UCIG pursuant to Paragraph 2(b) (such period of time being hereinafter referred to as the "OPTION PERIOD"). If UCIG does not accept the Offer within the Option Period, then Seller may sell such assets or securities as are described in the Offer to the Prospective Purchaser; but only in strict accordance with the price, terms and conditions set forth in the original offer, being the Offer to UCIG.

               (d)  It is the intention of the parties that this
Article 2 shall apply to each and every proposed Transfer described in Paragraph 2(a) above, regardless of whether one or more earlier Offers for the same assets or securities have been made or are outstanding.

               (e) The term of this Right of First Refusal granted UCIG by Valley and West and all powers, rights and options relative thereto is fifteen (15) years and shall expire at midnight (EDT) on September 29, 2006.

               (f) If UCIG accepts an Offer, closing shall occur within the later to occur of (i) ten (10) days after the date of UCIG's delivery of its acceptance, (ii) the date which is ten (10) days after all applicable bulk transfer laws have been compiled with (unless such compliance has been waived by UCIG), or (iii) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any similar law all in accordance with the Offer terms and conditions.

          3.   Right of First Discussion.  Valley, West, the
               -------------------------
Valley Shareholder, and the West Shareholders hereby grant to UCIG a Right of First Discussion with respect to any proposed Transfer of [i] all or substantially all of the assets of Valley not subject of paragraph 2(a), [ii] all or substantially all of the assets of West not subject of paragraph 2(a) and utilized in conjunction with

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the business and operations of Valley, and [iii] ownership or control of any entity which owns assets of the type described in items (i) and (ii) above and does not own any assets subject to the Right of First Refusal (paragraph items [i], [ii], and [iii] collectively or individually "FIRST DISCUSSION ASSETS"). Prior to any such proposed Transfers of First Discussion Assets, Valley, West, the Valley Shareholder, or the West Shareholders, as the case may be, shall give UCIG prior written notice of each such proposed Transfer and afford UCIG the opportunity to engage in good faith negotiations with such proposed transferor regarding a Transfer of such Right of First Discussion Assets to UCIG. The term of this Right of First Discussion granted to UCIG by Valley, West, the Valley Shareholder and the West Shareholders and all powers, rights and options relative thereto is fifteen (15) years and shall expire at midnight (EDT) on September 29, 2006.

          4.   Permitted Transfer.  Notwithstanding the
               ------------------
provisions of Articles 2 and 3 hereof, the Valley Shareholder, and the West Shareholders or either of them, may from time to time, sell or transfer any or all of the Valley Shares or the West Shares, as applicable, to such Valley Shareholder's or West Shareholders' parents, children, grandchildren, spouse, siblings, Valley or West (collectively or individually "PERMITTED TRANSFEREES") without first offering UCIG a right of first refusal or entering into the discussions with UCIG as required by Article 2 or 3 hereof. Such Permitted Transferees shall execute and deliver to UCIG as well as Valley and West an instrument, pursuant to which such Permitted Transferee becomes a party to and is legally bound as Valley

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Shareholders or West Shareholders, as applicable, under this  Agreement.

          5.   Access to Information.  Upon receipt of an
               ---------------------
Offer, each Seller shall promptly provide UCIG with access to (and permit UCIG to copy) the Seller's books and records. All such information, materials and documents provided or made available to UCIG shall, unless and until conveyed to UCIG, be treated by UCIG as proprietary and confidential information of the Seller and shall not at any time be used in any manner or disclosed or revealed to any third party (other than for purposes of having Seller and its agents and representatives evaluate the offer or as may be required by law).

          6.   Conduct of Business.  During the Option Period
               -------------------
and, if the Offer is accepted, until the closing held pursuant to UCIG's acceptance of the Offer, Valley or West, as applicable, shall conduct the business of the target of the Offer diligently and in the ordinary course and will not make or institute any unusual or novel methods of business operations or declare or pay any dividends on, or make any other distribution in respect of, its capital stock.

          7.   Restrictive Covenants.  In the event of any
               ---------------------
purchase by UCIG pursuant to this Agreement:

               (a) No Seller shall, directly or indirectly, except at the request of UCIG, use or disclose to any third party any of the technical, financial, operational, marketing or similar or different information pertaining to the assets and the business which are the subject of the sale, except when, after and to the

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extent such information is or becomes generally available to the public through no fault of the Seller.

               (b) For a period of three (3) years from and after the date of any such purchase by UCIG, no Seller shall, directly or indirectly, engage in any business which sells or engages in the sale of any industrial gas and or welding products in any county which an office or retail outlet then sold to UCIG is located or in any other county contiguous with any such county, except that this restriction shall not apply to any Seller's sale of industrial gas and/or welding products in any such counties or counties contiguous thereto where Seller has an established business operation (including retail outlet or other branch) which Seller retains after date of such purchase by UCIG, or to the sale by Seller to customers (wherever located) with whom such Seller has established industrial gas and/or welding products customers which Seller retains after any such sale or transfer to UCIG. In applying the preceding sentence to a sale of stock which results in UCIG becoming a majority shareholder of Valley, West and/or any subsidiary thereof, UCIG shall be deemed to have acquired all the offices and retail outlets of the entity for which a change of control has occurred and/or of each subsidiary of such entity. To the extent that the obligations of a Seller (or any of them) provided in this clause (ii) are invalid or unenforceable because they are not sufficiently limited in respect of duration, geographic area or otherwise, they shall be deemed to be limited so that they are enforceable to the maximum extent permitted by law.

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          8.   Integration; Amendments; etc.  This Agreement
               -----------------------------
contains the entire understanding of the parties with respect to the subject matter contained herein and may be amended only by a written instrument executed by Seller and UCIG.

          9.   Notices.  It shall be a sufficient giving of any
               -------
notice or other communication hereunder if the party giving the same shall either deliver said notice personally or shall mail a copy thereof by Express Mail or registered or certified first class mail, postage prepaid, addressed in the case of UCIG to the attention of its President at its address first set forth above, and in the case of Valley, West and/or one or more of Valley Shareholders or West Shareholders to Valley's office to attention of its President at its address first set forth above. The date of giving any such notice or other communication shall be deemed to be the date on which such notice was personally delivered or deposited in accordance herewith. The Post Office receipt showing the date of such deposit shall be prima facie evidence of these
                         ----- -----
facts. Any party may change the address to which notices to such person are sent by so notifying the other parties in the manner herein provided for giving notice. A change of address shall be effective only after actually received by the recipient.

          10.  Expenses.  Each party to this Agreement shall
               --------
bear its own expenses incurred in the performance hereof, irrespective of whether the transactions contemplated herein are consummated. This Agreement, however, shall not be deemed to include expenses of any Seller whose expenses of any proposed transaction, in whole or

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in part, are to be paid by a Prospective Purchaser as part of an Offer or transfer agreement.

          11.  Counterparts.  This Agreement may be signed in
               ------------
any number of counterparts, each of which shall be deemed an original.

          12.  No Restriction on Valley or West Financing.
               ------------------------------------------
Nothing in this Agreement shall impair or restrict present or future financing arrangements (including all financing collateral requirements) of either Valley or West. UCIG expressly agrees that any power, right or option granted it in this Agreement shall be subordinate to any and all collateral security rights and interests in and to Valley and West's assets, which are or may be, either now or in the future, required by any and all of Valley and/or West's sources of business financing.

          13.  Legend.  Until the expiration of UCIG's rights
               ------
pursuant to Article 2 hereof, Valley, West and the Valley and West Shareholders shall cause to be noted on each certificate evidencing any of the Valley or West Shares, the following legend:

          "The shares represented by this certificate are subject to the terms and conditions of a Right of First Refusal Agreement with Union
          Carbide Industrial Gases Inc., dated as of
          September 30, 1991, and may be transferred only in accordance with the provisions thereof."


          14.  Further Assurances.  At any time and from time
               ------------------
to time upon the request of UCIG, Valley, West, the Valley Shareholder or the West Shareholders shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as UCIG may reasonably request in order to fully effect the purpose of this

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Agreement and to validly transfer or confirm the transfer of any business, assets, shares and/or securities sold to UCIG pursuant to this Agreement.

          15.  Waiver.  Except as expressly provided herein, no
               ------
failure or delay on the part of UCIG in exercising any power, right or option hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or option preclude any other, further or subsequent exercise thereof or an exercise of any other power, right or option hereunder; it being understood that the powers, rights and options of UCIG under this Agreement are cumulative, repetitive and in addition to any rights and remedies now or hereafter existing in law or in equity.
Nothing herein contained shall be construed to extend the option period or rights except as specifically provided herein.

          16.  Governing Law.  This Agreement and the rights
               -------------
and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Connecticut.

          17.  Severability.  The provisions of this Agreement
               ------------
are severable, and if any provision shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

          18.  Successors and Assigns.  This Agreement shall be
               ----------------------
binding upon and inure to the benefit of Valley, West, the Valley Shareholder, the West Shareholders and their respective heirs, personal representatives, successors and assigns. The powers,

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rights and options of UCIG under this Agreement are personal to it and are not assignable or otherwise transferable; provided, however that UCIG may transfer and assign such powers, rights and options under this Agreement to any subsidiary, of which UCIG is the record and beneficial holder of not less than one hundred percent (100%) of the issued and outstanding capital stock, and which subsidiary, for the purposes of this Agreement shall be subject to all such UCIG prohibitions against assignment and transfer.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                              UNION CARBIDE INDUSTRIAL GASES, INC.


                         By   -----------------------------------
                              Its--------------------------------


                              VALLEY WELDING SUPPLY CO.


                         By   -----------------------------------
                              Its President


                              WEST RENTALS, INC.


                         By   -----------------------------------
                              Its President


                              -----------------------------------
                              Gary E. West, Shareholder of VALLEY
                              WELDING SUPPLY CO. as well as
                              Shareholder of WEST RENTALS, INC.


                              -----------------------------------
                              Phyllis J. West, Shareholder of WEST
                              RENTALS, INC.


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                           EXHIBIT "A"

                    CAPITALIZATION OF VALLEY
                    ------------------------

          The authorized capital stock of VALLEY WELDING SUPPLY CO. ("Company") consists of 80 shares of common stock, par value $100.00 per share, and -0- shares of preferred stock, $-0- per share. On the date hereof 30.6 shares of Company's common stock are issued and outstanding and -0- shares of its preferred stock are issued and outstanding, and Company holds 49.4 shares of its common stock in its treasury and -0- shares of its preferred stock in its treasury.

     * GARY E. WEST HOLDS AND OWNS 30.6 SHARES.

          Set forth below for each Subsidiary (as defined in Section 1 of this Agreement) is: (a) its correct name, (b) state of incorporation, (c) an accurate description of its authorized, outstanding and treasury stock and (d) a description of such capital stock which is owned by Company.

     COMPANY HAS NO SUBSIDIARIES.


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                           EXHIBIT "B"

                     CAPITALIZATION OF WEST
                     ----------------------

          The authorized capital stock of WEST RENTALS, INC. ("Company") consists of 5000 shares of common stock, par value $1.00 per share, and -0- shares of preferred stock, $-0- per share. On the date hereof 1000 shares of Company's common stock are issued and outstanding and ----- shares of its preferred stock are issued and outstanding, and Company holds 4000 shares of its common stock in its treasury and -0- shares of its preferred stock in its treasury.

     * GARY E. WEST OWNS AND HOLDS 500 SHARES.
     * PHYLLIS J. WEST OWNS AND HOLDS 500 SHARES.


          Set forth below for each Subsidiary (as defined in Section 1 of this Agreement) is: (a) its correct name, (b) state of incorporation, (c) an accurate description of its authorized, outstanding and treasury stock and (d) a description of such capital stock which is owned by Company.

     COMPANY HAS NO SUBSIDIARIES.


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